Exhibit 10.2

CHANGE IN TERMS AGREEMENT

Borrower:	Allin Corporation; Allin Interactive	Lender:	S&T Bank
	Corporation; Allin Corporation of		Commercial Lending
	California DBA: Allin Consulting; Allin		PO Box 190
	Network Products, Inc.; Allin Holdings		Indiana, PA 15701
	Corporation; and Allin Consulting of		(724) 349-1800
Pennsylvania, Inc.; and Codelab
Technology Group, Inc.
381 Mansfield Ave Suite 400
Pittsburgh, PA 15220-2751

Principal Amount: $5,000,000.00	Initial Rate: 9.250%	Date of Agreement: September 6, 2006

DESCRIPTION OF EXISTING INDEBTEDNESS. A Revolving Credit Note dated October 1, 1998, as amended, in the original maximum available principal amount of Five Million & 00/100 Dollars (5,000,000.00), together with a variable interest rate of S&T Bank Prime plus 1.000% per annum and a current maturity date of September 30, 2006.

DESCRIPTION OF COLLATERAL. Loan and Security Agreement dated October 1998, as amended, and UCC-1 Financing Statements, as amended, filed on collateral, which is referenced hereby, and as is more fully described in the Loan and Security Agreement and UCC-1 Financing Statements.

DESCRIPTION OF CHANGE IN TERMS. Extend the maturity date to September 30, 2007.

PROMISE TO PAY. Allin Corporation; Allin Interactive Corporation; Allin Corporation of California; Allin Network Products, Inc.; Allin Holdings Corporation; Allin Consulting of Pennsylvania, Inc.; and Codelab Technology Group, Inc. (“Borrower”) jointly and severally promise to pay to S&T Bank (“Lender”), or order, in lawful money of the United States of America, the principal amount of Five Million & 00/100 Dollars ($5,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in full immediately upon Lender’s demand. If no demand is made, Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on September 30, 2007. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning September 30, 2006, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. Interest on this Agreement is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this loan is subject to change from time to time based on changes in an index which is Lender’s Prime Rate (the “Index”). This is the rate Lender charges, or would charge, on 90-day unsecured loans to the most creditworthy corporate customers. This rate may or may not be the lowest rate available from Lender at any given time. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 8.250% per annum. The interest rate to be applied to the unpaid principal balance during this loan will be at a rate of 1.000 percentage point over the Index, resulting in an initial rate of 9.250% per annum. NOTICE: Under no circumstances will the interest rate on the loan be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Agreement, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: S&T Bank, Attention: Loan Servicing Center, PO Box 469 Indiana, PA 15701.

LATE CHARGE. If a payment is 16 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $20.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this loan shall be increased by adding a 3.000 percentage point margin (“Default Rate Margin”). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. If judgment is entered in connection with this Agreement, interest will continue to accrue after the date of judgment at the rate in effect at the time judgment is entered. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the indebtedness.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Agreement or Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of the Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of the Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

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Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the Indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the indebtedness evidenced by this Note.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER’S RIGHTS. Upon default, Lender may, after giving such notices as required by applicable law, declare the entire unpaid principal balance on this Agreement and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Agreement if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower will also pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial In any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Agreement will be governed by federal law applicable to the Lender and, to the extent not preempted by federal law, the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law provisions. This Agreement has been accepted by Lender In the Commonwealth of Pennsylvania.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Allegheny County, Commonwealth of Pennsylvania.

RIGHT OF SETOFF.. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keough accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.

LINE OF CREDIT. This Agreement evidences a revolving line of credit. Advances under this Agreement may be requested either orally or in writing by Borrower or as provided in this paragraph. All oral requests shall be confirmed in writing on the day of the request, on forms acceptable to Lender. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender’s office shown above. The following persons ares currently authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender’s address shown above, written revocation of their authority: Dean C. Praskach; Robert V. Fulton; Carol A. Randol; and Richard W. Talarico. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender. The unpaid principal balance owing on this Agreement at any time may be evidenced by endorsements on this Agreement or by Lender’s internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Agreement if: (A) Borrower or any guarantor is in default under the terms of this Agreement or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Agreement; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Agreement or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Agreement for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non--signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

LETTER OF CREDIT AVAILABILITY. In addition to the terms previously set forth, availability under the Note shall be reduced by the amount of any outstanding documentary or standby Letters of Credit issued by the Lender for the Borrower’s account. Letters of Credit issued under this line of credit must be issued with an expiration date prior to the maturity date of the Note. Letters of Credit issued for the Borrower which are presented for payment prior to the maturity date of the Note shall be funded by an advance from the line of credit as evidenced by the Note. If not sooner paid, all Letters of Credit presented for payment and funded by an advance from the line of credit shall be due and payable upon the maturity date of the Note.

PRIOR NOTE. This Change in Terms is an amended and restated renewal of the Revolving Credit Note in the maximum original credit amount of $5,000,000.00 from Allin Communications Corporation, Allin Interactive Corporation, Allin Digital Imaging Corp., Kent Consulting Group, Inc., Netright, Inc., Allin Holdings Corporation, and KCS Computer Services, Inc., to S&T Bank dated October 1, 1998. This Change in Terms is intended to amend and restate, and is not intended to be in substitution for or a novation of the Revolving Credit Note dated October t, 1998.

SUCCESSOR INTERESTS. The terms of this Agreement shall be binding on the Borrower, and upon Borrower’s heirs, personal representatives, successors, and assigns, and shall be enforceable by Lender and its successors and assigns.

MISCELLANEOUS PROVISIONS. This Agreement is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender’s right to declare payment of this Agreement on its demand. If any part of this Agreement cannot be enforced, this fact will not

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Affect the rest of the Agreement. Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower’s sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower. Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waive presentment, demand far payment, protest and notice of dishonor. Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Agreement are joint and several. If any portion of this Agreement is for any reason determined to be unenforceable, it will not affect the enforceability of any other provisions of this Agreement.

CONFESSION OF JUDGMENT. BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE, TO APPEAR AT ANY TIME FOR BORROWER AFTER A DEFAULT UNDER THIS AGREEMENT, AND WITH OR WITHOUT COMPLAINT FILED, CONFESS OR ENTER JUDGMENT AGAINST BORROWER FOR THE ENTIRE PRINCIPAL BALANCE OF THIS AGREEMENT AND ALL ACCRUED INTEREST, LATE CHARGES, AND ANY AND ALL AMOUNTS EXPENDED OR ADVANCED BY LENDER RELATING TO ANY COLLATERAL SECURING THE INDEBTEDNESS, TOGETHER WITH COST OF SUIT, AND AN ATTORNEY’S COMMISSION OF TEN PERCENT (10%) OF THE UNPAID PRINCIPAL BALANCE AND ACCRUED INTEREST FOR COLLECTION, BUT IN ANY EVENT NOT LESS THAN FIVE HUNDRED DOLLARS ($500) ON WHICH JUDGMENT OR JUDGMENTS ONE OR MORE EXECUTIONS MAY ISSUE IMMEDIATELY; AND FOR SO DOING, THIS AGREEMENT OR A COPY OF THIS AGREEMENT VERIFIED BY AFFIDAVIT SHALL BE SUFFICIENT WARRANT. THE AUTHORITY GRANTED IN THIS AGREEMENT TO CONFESS JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY ANY EXERCISE OF THAT AUTHORITY, BUT SHALL CONTINUE FROM TIME TO TIME AND AT ALL TIMES UNTIL PAYMENT IN FULL OF ALL AMOUNTS DUE UNDER THIS AGREEMENT. BORROWER HEREBY WAIVES ANY RIGHT BORROWER MAY HAVE TO NOTICE OR TO A HEARING IN CONNECTION WITH ANY SUCH CONFESSION OF JUDGMENT AND STATES THAT EITHER A REPRESENTATIVE OF LENDER SPECIFICALLY CALLED THIS CONFESSION OF JUDGMENT PROVISION TO BORROWER’S ATTENTION OR BORROWER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL.

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CHANGE IN TERMS AGREEMENT

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PRIOR TO SIGNING THIS AGREEMENT, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

THIS AGREEMENT IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS AGREEMENT IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

BORROWER:

ALLIN CORPORATION

By:	/s/ Dean C. Praskach (Seal)
Dean C. Praskach, VP/Finance Sec/Treasurer of
Allin Corporation

ALLIN INTERACTIVE CORPORATION

By:	/s/ Dean C. Praskach (Seal)
Dean C. Praskach, VP/Finance Sec/Treasurer of
Allin Interactive Corporation

ALLIN CORPORATION OF CALIFORNIA

By:	/s/ Dean C. Praskach (Seal)
Dean C. Praskach, VP/Finance Sec/Treasurer of
Allin Corporation of California

ALLIN NETWORK PRODUCTS, INC.

By:	/s/ Dean C. Praskach (Seal)
Dean C. Praskach, VP/Finance Sec/Treasurer of
Allin Network Products, Inc.

ALLIN HOLDINGS CORPORATION

By:	/s/ Dean C. Praskach (Seal)
Dean C. Praskach, VP/Finance Sec/Treasurer of
Allin Holdings Corporation

ALLIN CONSULTING OF PENNSYLVANIA, INC.

By:	/s/ Dean C. Praskach (Seal)
Dean C. Praskach, VP/Finance Sec/Treasurer of
Allin Consulting of Pennsylvania, Inc.

CODELAB TECHNOLOGY GROUP, INC.

By:	/s/ Dean C. Praskach (Seal)
Dean C. Praskach, VP/Finance Sec/Treasurer of
Codelab Technology Group, Inc.